Exhibit 99.1

OCZ Technology Group, Inc. Reports Results for its Second Quarter of Fiscal 2014

SAN JOSE, Calif., October 15, 2013 (Marketwired) — OCZ Technology Group, Inc. (Nasdaq: OCZ), a leading provider of high-performance solid-state drives (SSDs) for computing devices and systems, reports its second quarter (Q2’14) results which ended on August 31, 2013.

“Revenue and gross margins declined in the second quarter as revenue for our client SSD products continued to be impacted by our challenges in procuring flash. Revenue from our enterprise solutions accounted for roughly half of our SSD revenue, compared to about 60% in the first quarter, as a major data center customer completed its installation during the quarter,” said Ralph Schmitt, CEO of OCZ Technology. “This has been a difficult quarter as demand for our products continues to be greater than our ability to supply, given our capital constraints.”

“Over the course of the quarter we continued to add strategic channel partners that help extend the reach of both our high-end client products and enterprise solutions worldwide. During the second fiscal quarter we also announced the general availability of our PCIe-based ZD-XL SQL accelerator which is a new way for OCZ to go to market with a total solution consisting of both our enterprise solid state storage and virtualization software. This innovative product is primarily targeted at our channel partners and offers an optimized plug-and-play storage system solution for enterprise customers,” added Schmitt.

Revenue for the second quarter of 2014 was $33.5 million compared to revenue of $55.3 million for the first quarter of 2014 and revenue of $88.6 million for the second quarter of 2013.

Gross margin for the second quarter of 2014 was 4.2% compared to a gross margin of 14.7% for the first quarter of 2014 and a gross margin loss of (4.6%) for the second quarter of 2013. Gross margins declined on a sequential basis primarily due to increased costs and decreasing sales prices in our mainstream client business. Enterprise margins remained consistent in the quarter.

Operating expenses for the second quarter of 2014 were $20.5 million, compared to operating expenses of $19.7 million for the first quarter of 2014 and operating expenses of $26.6 million for the second quarter of 2013. Operating expenses for the second quarter of 2014 include restatement related expenses of $3.4 million compared to $1.7 million in the first quarter of 2014.

Cash and cash equivalents at the end of second quarter of 2014 were $10.6 million compared to $5.0 million at the end of the first quarter of 2014. The increase in cash primarily reflects the issuance of $13.1 million of convertible debentures partially offset by cash used to finance our on-going operations.

2Q14 Highlights:

•	Announced the general availability of the award winning ZD-XL SQL Accelerator, a tightly integrated hardware/software storage solution that accelerates and optimizes Microsoft SQL Server database applications in enterprise environments

•	Expanded the partnership with SED International, an established multinational distributor of leading computer technology products. SED is now authorized to distribute OCZ’s complete portfolio of SSDs and power supply products throughout the U.S. region

•	OCZ Technology raised $13.1 million in a private placement

•	OCZ Technology announced new partnership with TechData and its complete portfolio of enterprise and high-end client solid state storage solutions are now distributed by Tech Data in North America and Latin America

•	OCZ Technology signed Joint Harvest to distribute its complete portfolio of solid state drives and power supplies in China

•	Announced an agreement in principle to settle the shareholder derivative litigation

Subsequent Highlights:

•	Announced an agreement in principle to settle the consolidated shareholder class action litigation

•	Unveiled the upcoming Aeon Series 3.5” SSD, a Non-Volatile Memory (NVM) SAS drive specifically targeted to meet the stringent requirements of latency sensitive applications currently being mired by legacy hard-disk drive (HDD) infrastructures

•	Unveiled the upcoming smaller form factor Z-Drive R4 PCIe 4500 SSD Series which supports the Open Compute Project

•	Introduced new enterprise SATA III SSDs based on 19nm NAND flash process geometry to the popular Deneva 2 Series. These new Deneva 2 models deliver improved features and superior total cost of ownership (TCO) for enterprise customers

Business Outlook and Commentary:

“Due to uncertainties in being able to procure forecasted flash amounts and credit constraints, we will not be providing guidance for the fiscal third quarter of 2014, ending November 30, 2013. It is our belief that at this point we cannot accurately predict the outcome of our efforts to resolve these issues,” stated Schmitt. “We continue to engage with interested parties in the various strategic options available to the Company, including additional financing initiatives and strategic alternatives and plan on providing an update to discuss progress regarding flash availability, credit, and our strategic activities when appropriate.”

Conference Call:

OCZ will host its fiscal 2014 second quarter conference call for the period ended August 31, 2013 at 5:00pm ET (2:00pm PT), on October 15, 2013. A live audio webcast of the conference call will be available by visiting the Investor Relations events conference call section of OCZ’s website at http://ir.ocz.com/conference-calls which will be archived for replay until November 15, 2013. All interested parties can join the call by dialing (720) 545-0009 or (877) 430-3736. Please call-in 15 minutes prior to the call to secure a line. The conference call will be archived for phone replay until October 22, 2013. To access the archived conference call, please dial (404) 537-3406 or (855) 859-2056 and enter replay passcode 86704652.

Additional Financial Information

To help investors better understand OCZ’s historical revenue trends, including geographic revenue by delivery location and revenue by product groups, additional revenue information is shown in the charts below.

Quarterly net revenue by product groups and major geographic area by delivery location ($000)’s (Unaudited)

Product Groups	Q2 2014	Q1 2014	Q4 2013	Q3 2013	Q2 2013
SSD	$29,789	$49,767	$63,683	$92,322	$83,436
Power supplies & Other	3,711	5,555	5,989	6,880	5,162

Total	$33,500	$55,322	$69,672	$99,202	$88,598

Major Geographic Areas	Q2 2014	Q1 2014	Q4 2013	Q3 2013	Q2 2013
United States	$18,534	$35,215	$27,243	$37,243	$33,034
EMEA	11,694	12,290	$27,935	45,553	38,834
ROW	3,272	7,817	$14,494	16,406	16,730

Total	$33,500	$55,322	$69,672	$99,202	$88,598

The chart below is a summary comparison of GAAP to Non-GAAP measures. Please refer to the sections below regarding the calculation and explanation of Non-GAAP financial measures (unaudited).

(In thousands, except per share amount)

GAAP Financial Comparison

	Q2 2014	Q1 2014	Q2 2013
Net revenue	$33,500	$55,322	$88,598
Gross margin	4.2%	14.7%	-4.6%
Net loss	$(26,053)	$(13,232)	$(33,179)
Loss per share	$(0.38)	$(0.19)	$(0.49)

Non-GAAP Financial Comparison

	Q2 2014	Q1 2014	Q2 2013
Net revenue	$33,500	$55,322	$88,598
Gross margin	5.6%	15.5%	-4.3%
Net loss	$(17,562)	$(9,723)	$(27,891)
Loss per share	$(0.26)	$(0.14)	$(0.41)

About OCZ Technology Group, Inc.

Founded in 2002, San Jose, CA-based OCZ Technology Group, Inc. (OCZ) is a global leader in the design, manufacturing, and distribution of high-performance solid-state storage solutions and premium computer components. Offering a complete spectrum of solid-state drives (SSDs), OCZ provides SSDs in a variety of form factors and interfaces (i.e. PCIe, SAS and SATA) to address a wide range of client and enterprise applications. Having developed firmware and controller platforms, to virtualization and endurance extending technologies, the company delivers vertically integrated solutions enabling transformational approaches to how digital data is captured, stored, accessed, analyzed and leveraged by customers. More information is available at www.ocz.com.

Forward-Looking Statements

Certain statements in this release relate to future events and expectations and as such constitute forward-looking statements involving known and unknown factors that may cause actual results of OCZ Technology Group, Inc. to be different from those expressed or implied in the forward-looking statements. In this context, words such as “will,” “would,” “expect,” “anticipate,” “should” or other similar words and phrases often identify forward-looking statements made on behalf of OCZ. It is important to note that actual results of OCZ may differ materially from those described or implied in such forward-looking statements based on a number of factors and uncertainties, including, but not limited to OCZ’s ability to continue as a going concern, the risk of litigation or governmental investigations or proceedings relating to OCZ’s historical accounting policies, practices and procedures and other matters; OCZ’s ability to timely file periodic reports in the future, that margins in the third quarter of FY 2014 will continue to be impacted by flash supply and unfavorable pricing of flash; credit constraints affecting revenue and margins; market acceptance of OCZ’s products and OCZ’s ability to continually develop enhanced products; adverse changes both in the general macro-economic environment as well as in the industries OCZ serves, including computer manufacturing, traditional and online retailers, information storage, internet search and content providers and computer system integrators; OCZ’s ability to efficiently manage material and inventory; OCZ’s ability to obtain sufficient component parts, including NAND flash, at acceptable prices, and OCZ’s ability to generate cash from operations, secure external funding for its operations, secure appropriate levels of credit and manage its liquidity needs. Other general economic, business and financing conditions and factors are described in more detail in “Item 1A — Risk Factors” in Part I in OCZ’s Annual Report on Form 10-K filed with the SEC on October 7, 2013, and statements made in other subsequent filings. The filing is available both at www.sec.gov as well as via OCZ’s website at www.ocz.com. OCZ does not undertake to update its forward-looking statements.

Calculation of Non-GAAP net loss

Non-GAAP net loss is calculated as net loss excluding non-cash charges related to stock options and warrants, and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below.

Non-GAAP Financial Measures

OCZ continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing financial results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, OCZ uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. OCZ’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. OCZ presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate OCZ’s financial results in a manner that focuses on what OCZ believes to be its ongoing business operations.

OCZ’s management believes it is useful for itself and investors to review, as applicable, both GAAP information and the non-GAAP measures in order to assess the performance of OCZ’s business and for planning and forecasting in subsequent periods. Whenever OCZ uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed above.

OCZ Investor Relations Contact:	Media Contact:
Bonnie Mott	Scott Harlin
Senior Manager of Investor Relations	Director of Marketing Communications - Enterprise
(408) 440-3428	(408) 733-8400
bmott@ocztechnology.com	sharlin@ocztechnology.com

Condensed Consolidated Statements of Operations

In thousands, except per share data

	Three Months Ended			Six Months Ended
	August 31, 2013	May 31, 2013	August 31, 2012	August 31, 2013	August 31, 2012
	Q2 2014	Q1 2014	Q2 2013
			Restated		Restated
	unaudited	unaudited	unaudited	unaudited	unaudited
Net revenue	$33,500	$55,322	$88,598	$88,822	$165,090
Cost of revenue	32,100	47,217	92,667	79,317	177,564

Gross profit (loss)	1,400	8,105	(4,069)	9,505	(12,474)

Research and development	8,227	8,870	11,489	17,097	23,294
Sales and marketing	4,888	5,164	8,373	10,052	15,122
General and administrative	7,406	5,680	5,961	13,086	10,384
Impairment of intangible assets	—	—	781	—	781

Total operating expenses	20,521	19,714	26,604	40,235	49,581

Loss from operations	(19,121)	(11,609)	(30,673)	(30,730)	(62,055)

Change in fair value of common stock warrants and derivative liabilities	(2,752)	(979)	(2,084)	(3,731)	4,933
Interest and financing costs	(3,974)	(550)	(40)	(4,524)	(96)
Other income (expense), net	(112)	14	(258)	(98)	(362)

Loss before income taxes	(25,959)	(13,124)	(33,055)	(39,083)	(57,580)
Provision for income taxes	94	108	124	202	83

Net loss	$(26,053)	$(13,232)	$(33,179)	$(39,285)	$(57,663)

Net loss per share:
Basic and diluted	$(0.38)	$(0.19)	$(0.49)	$(0.58)	$(0.85)

Shares used in net loss per share computation:
Basic and diluted	68,292	68,172	67,679	68,232	67,592

OCZ Technology Group, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	August 31, 2013	February 28, 2013
	unaudited
ASSETS
Current Assets:
Cash and cash equivalents	$10,580	$12,224
Restricted cash	—	62
Accounts receivable, net of allowances	9,105	12,228
Inventories, net	23,772	32,753
Prepaid expenses and other current assets	4,741	7,831

Total current assets	48,198	65,098
Property and equipment, net	6,905	7,795
Intangible assets, net	4,041	4,892
Non-current deferred tax assets	553	553
Other assets	584	492

Total assets	$60,281	$78,830

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,725	$26,730
Accrued and other liabilities	17,076	22,172
Loans payable	16,405	—
Derivative liabilities	5,478	—
Subordinate convertible debentures payable	646	—

Total current liabilities	59,330	48,902

Common stock warrant liabilities	7,284	1,160
Non-current deferred tax liabilities	209	209
Other long-term liabilities	2,494	2,254

Total liabilities	69,317	52,525

Stockholders’ equity:
Preferred stock, $0.0025 par value, 20,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.0025 par value, 120,000,000 shares authorized; 68,207,166 and 68,102,890 shares issued and outstanding at August 31, 2013 and February 28, 2013, respectively	170	170
Additional paid-in capital	341,392	337,403
Accumulated deficit	(349,948)	(310,663)
Accumulated other comprehensive loss	(650)	(605)

Total stockholders’ equity (deficit)	(9,036)	26,305

Total liabilities and stockholders’ equity	$60,281	$78,830

Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measures disclosed by the Company have limitations and should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. Please refer to “Explanation of Non-GAAP Financial Measures” in this document for a detailed explanation of the adjustments made to comparable GAAP measures, the ways management uses these non-GAAP measures, and the reasons why management believes these non-GAAP measures provide useful information for investors.

Reconciliation of Selected GAAP Measures to Non-GAAP Measures (Unaudited)

(In thousands, except per share data)

	August 31, 2013	May 31, 2013	August 31, 2012
	Q2 2014	Q1 2014	Q2 2013
			Restated
GAAP GROSS PROFIT (LOSS)	$1,400	$8,105	$(4,069)
GAAP GROSS MARGIN	4.2%	14.7%	-4.6%

Stock-based compensation	240	245	164
Amortization of intangible assets	230	230	95

NON-GAAP GROSS PROFIT (LOSS)	$1,870	$8,580	$(3,810)

NON-GAAP GROSS MARGIN	5.6%	15.5%	-4.3%

GAAP OPERATING EXPENSES	$20,521	$19,714	$26,604
Stock-based compensation	(1,645)	(1,859)	(1,797)
Amortization of intangible assets	(195)	(196)	(367)
Impairment of intangible assets	—	—	(781)

NON-GAAP OPERATING EXPENSES	$18,681	$17,659	$23,659

GAAP NET LOSS	$(26,053)	$(13,232)	$(33,179)
Adjustments for:
Stock-based compensation	1,885	2,104	1,961
Amortization of intangible assets	425	426	462
Impairment of intangible assets	—	—	781
Charges to debt discount and deferred issuance costs	3,429	—	—
Charges for change in fair value of common stock warrants and derivative liabilities	2,752	979	2,084

NON-GAAP NET LOSS	$(17,562)	$(9,723)	$(27,891)

GAAP BASIC AND DILUTED NET LOSS PER SHARE	$(0.38)	$(0.19)	$(0.49)
Adjustments for:
Stock-based compensation	0.03	0.03	0.03
Amortization of intangible assets	0.01	0.01	0.01
Impairment of intangible assets	—	—	0.01
Charges to debt discount and deferred issuance costs	0.05	—	—
Charges for change in fair value of common stock warrants and derivative liabilities	0.04	0.01	0.03

NON-GAAP NET LOSS PER SHARE	$(0.26)	$(0.14)	$(0.41)

SUPPLEMENTAL INFORMATION	Q2 2014	Q1 2014	Q2 2013
Stock-based compensation expenses included in:
Cost of revenue	$240	$245	$164
Research and development	791	942	753
Sales and marketing	434	452	516
General and administrative	420	465	528

Total stock-based compensation	$1,885	$2,104	$1,961